As filed with the Securities and Exchange Commission on October 28, 1996
                                                     Registration No. 33-33188-3

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               -----------------------
                     POST-EFFECTIVE AMENDMENT NO.  2 TO FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------------

                                     GANTOS, INC.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

              Michigan                               38-1414122
    -------------------------------              -------------------
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)               Identification No.)

    3260 Patterson, S.E., Grand Rapids, Michigan         49512
    --------------------------------------------      ----------
      (Address of Principal Executive Offices)        (Zip Code)

                            GANTOS, INC. STOCK OPTION PLAN
       -----------------------------------------------------------------------
                               (Full title of the plan)

                              Arlene H. Stern, President
                                     Gantos, Inc.
                                 3260 Patterson, S.E.
                            Grand Rapids, Michigan  49512
                       ---------------------------------------
                       (Name and address of agent for service)

                                    (616) 949-7000
           ----------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

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                                                        Proposed
                                     Proposed            maximum
Title of securities  Amount to be  maximum offering  aggregate offering     Amount of
 to be registered    registered   price per share         price         registration fee
------------------------------------------------------------------------------------------------
Common Shares (1)    0  shares         (2)                $0.00            $1,556.25  (3)
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(1) $0.01 par value per share (the "Common Shares").
(2) Reflects the deregistration of 150,000 Common Shares no longer issuable under the Stock Option Plan as a result of the termination of that plan.
(3) Paid with the original filing of this Registration Statement.

                                Page -1- of -2- Pages

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 28, 1996.

                                       GANTOS, INC.
                                       ---------------------------------------
                                       (Registrant)


                                       By:  /s/ J.E. BUNKA
                                          ------------------------------------
                                            J.E. Bunka, Senior Vice
                                            President - Finance, Chief
                                            Financial Officer and Treasurer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                       Title                         Date
    ---------                       -----                         ----

/s/ ARLENE H. STERN     President, Chief Executive Officer    October 28, 1996
----------------------            and Director
   Arlene H. Stern         (Principal Executive Officer)

/s/ J.E. BUNKA          Senior Vice President - Finance,      October 28, 1996
----------------------           Chief Financial
      J.E. Bunka             Officer and Treasurer
                           (Principal Financial Officer)

/s/ JEFFREY C. TUORI    Assistant Treasurer and Assistant     October 28, 1996
----------------------              Secretary
   Jeffrey C. Tuori      (Principal Accounting Officer and
                                  Controller)

         *                   Chairperson of the Board         October 28, 1996
----------------------
  L. Douglas Gantos

         *                          Director                  October 28, 1996
----------------------
Elizabeth M. Eveillard

/s/ FRED K. SCHOMER                 Director                  October 28, 1996
----------------------
   Fred K. Schomer

         *                          Director                  October 28, 1996
----------------------
  Hannah H. Strasser

         *                          Director                  October 28, 1996
----------------------
Mary Elizabeth Burton

         *                          Director                  October 28, 1996
----------------------
    Erwin A. Marks

         *                          Director                  October 28, 1996
----------------------
   S. Amanda Putnam

*By:  /s/ J.E. BUNKA                                           October 28, 1996
    ------------------
  J.E. Bunka, Attorney-in-Fact


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